Exhibit 3.2

BYLAWS

OF

LOTUS MERGER SUB, INC.

May 15, 2023

LOTUS MERGER SUB, INC.

BYLAWS

These Bylaws (“Bylaws”) of Lotus Merger Sub, Inc. are promulgated pursuant to the Washington Business Corporation Act, as set forth in Title 23B of the Revised Code of Washington (the “Act”).

ARTICLE I
CORPORATE OFFICES

1.1    Principal Place of Business. The principal place of business of registered office of the corporation shall be 395 Hudson Street, 3rd Floor, New York, New York 10014.

1.2    Other Offices. The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II
MEETING OF SHAREHOLDERS

2.1    Place of Meetings. Meetings of shareholders shall be held at any place, within or outside the State of Washington, designated by the board of directors. In the absence of any such designation, shareholders’ meetings shall be held at the registered office of the corporation.

2.2    Annual Meeting. The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of shareholders shall be held on the third Tuesday of April in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3    Special Meeting. A special meeting of the shareholders may be called, at any time for any purpose or purposes, by the board of directors or by such person or persons as may be authorized by the articles of incorporation or the bylaws.

2.4    Notice of Shareholders’ Meetings. All notices of meetings with shareholders shall be in writing and shall be sent or otherwise given in accordance with this Section 2.4 of these bylaws not less that ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5    Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum is not present or represented at any meeting of the shareholders, then the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.6    Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.9 of these bylaws, subject to the provisions of the Act (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements). Except as provided in this Section 2.6, or as may be otherwise provided in the articles of incorporation, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder.

2.7    Waiver of Notice. Whenever notice is required to be given under any provision of the Act or of the articles of incorporation of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

2.8    Shareholder Action by Written Consent Without a Meeting. Unless otherwise provided in the articles of incorporation, any action required by this chapter to be taken at any annual or special meeting of shareholders of a corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Act if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in the Act.

2.9    Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

2.10    Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the shareholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Act.

2.11    List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholders, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specific in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

ARTICLE III
DIRECTORS

3.1    Powers. Subject to the provisions of the Act and any limitations in the articles of incorporation or these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2    Number of Directors. The number of directors of the corporation shall be one (1). This number may be changed by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of the holders of a majority of the stock issued and outstanding and entitled to vote or by resolution of a majority of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3    Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Directors need not be shareholders unless so required by the articles of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

3.4    Resignation and Vacancies. Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in these bylaws, vacancies on the board of directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the shareholders, by the holders of shares entitled to vote for the election of directors.

3.5    Place of Meetings; Meetings by Telephone. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Washington. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6    Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7    Special Meetings; Notice. Special meetings of the board of directors may be called by the president on three (3) days’ notice to each director, either personally or by mail, telegram, telex, or telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors unless the board consists of only one (1) director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

3.8    Quorum. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9    Waiver of Notice. Whenever notice is required to be given under any provision of the Act or the articles of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

3.10    Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.11    Fees and Compensation of Directors. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.

3.12    Removal of Directors. Unless otherwise restricted by statute, by the articles of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE IV
COMMITTEES

4.1    Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the articles of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in the Act, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under the Act, (iii) recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the shareholders a dissolution of the corporation or revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the articles of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to the Act.

4.2    Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3    Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (actions without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V
OFFICERS

5.1    Officers. The officers of the corporation shall be elected by the board of directors and shall include a president and secretary and may include such other officers as the board of directors may from time to time deem proper. The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. Any number of offices may be held by the same person.

5.2    Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

5.3    Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meeting of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.4 of these bylaws.

5.4    President. The president shall be the chief executive officer of the corporation, and shall have such duties as customarily pertain to that office. The president shall have general management and supervision of the property, business and affairs of the corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations and instruments.

5.5    Secretary. The secretary shall in general have all the duties incident to the office of secretary and such other duties as may be assigned by the board of directors or the president.

5.6    Treasurer. The treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the board of directors or the president.

5.7    Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the board of directors shall from time to time prescribe.

5.8    Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the shareholders.

ARTICLE VI
INDEMNITY

6.1    Indemnification of Directors and Officers. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided that no indemnification shall be provided to any Indemnitee (a) for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law, (b) for conduct finally adjudged to be in violation of RCW 23B.08.310, (c) for any transaction with respect to which it was finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled, or if the corporation is otherwise prohibited by applicable law from indemnifying. Notwithstanding the foregoing, if RCW 23B.08560 is amended, the restrictions on indemnification set forth in this Section 6.1 shall be as set forth in the amended statutory provision. Such indemnification shall inure to the benefit of such Indemnitee’s heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of this Article VI, the corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors or such indemnification is authorized by an agreement approved by the board of directors.

6.2    Advancement of Expenses. The corporation shall pay all expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the advancement of such expenses shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled under this Article VI or otherwise.

6.3    Non-Exclusivity of Indemnification Rights. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such director, officer, or other person may be entitled to under any agreement with the corporation or any action taken by the directors or shareholders of the corporation or otherwise. Additionally, nothing in this Article VI shall limit the ability of the corporation, in its discretion, to indemnify or advance expenses to persons whom the corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

6.4    Indemnification Contracts. The board of directors is authorized to cause the corporation to enter into indemnification contracts with any director, officer, employee or agent of the corporation, or any person serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.

6.5    Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 above.

(a)    Right to Bring Suit. If a claim under Section 6.1 or Section 6.2 of this Article VI is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of the undertaking, the Indemnitee shall be entitled to be paid to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the Act (or other applicable law) for the corporation to indemnify the Indemnitee for the amount claimed.

(b)    Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, or an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or in the case of such a suit brought by the Indemnitee, be a defense to such suit.

(c)    Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the corporation.

6.6    Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

6.7    Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Act.

ARTICLE VII
RECORDS AND REPORTS

7.1    Maintenance and Inspection Records. The corporations shall, either at its principal executive office or at such place or places as designated by the board of directors, keep record of its shareholders listing their names and addresses and the number and class of shares held by each shareholder, a copy of these bylaws as amended to date, accounting books, and other records.

Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the corporation at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

7.2    Representation of Shares of Other Corporations. The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE VIII
GENERAL MATTERS

8.1    Checks. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporations, and only the persons so authorized shall sign or endorse those instruments.

8.2    Execution of Corporate Contracts and Instruments. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency of power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3    Ratification. Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or shareholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the board of directors or by the shareholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the corporation and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

8.4    Stock Certificates. The shares of the corporation shall be uncertificated shares unless otherwise determined by the board or as may otherwise be required by the Act.

8.5    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Act shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term ‘person’ includes both a corporation and a natural person.

8.6    Dividends. The directors of the corporation, subject to any restrictions contained in the articles of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the Act. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock. The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.7    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.8    Seal. The seal of the corporation shall be such as from time to time may be approved by the board of directors.

8.9    Stock Transfer Agreements. The corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.

8.10    Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

8.11    Amendments. The original or other bylaws of the corporation may be adopted, amended or repealed by the shareholders entitled to vote; provided, however, that the corporation may, in its articles of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the shareholders of the power, nor limit their power to adopt, amend or repeal bylaws.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

LOTUS MERGER SUB, INC.

Adoption by Incorporator

The undersigned person appointed in the Articles of Incorporation to act as the Incorporator of Lotus Merger Sub, Inc., hereby adopts the foregoing bylaws, compromising thirteen (13) pages, as the Bylaws of the corporation.

Executed this 15th day of May, 2023

Eric Ideta, Incorporator